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Exhibit 23.2

                                  [LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated March 29, 1999 in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-60678) and related Prospectus of Voice Mobility International, Inc. for the registration of 9,750,000 shares of Common Stock and Share Warrants to acquire 3,250,000 shares of Common Stock.

Vancouver, British Columbia                              /s/ Bedford Curry & Co.
June 7, 2001                                             Chartered Accountants